Exhibit 3.114

LUMISTAR, INC.

Articles of Incorporation

FIRST:    THE UNDERSIGNED, Neil Fankhauser, whose address is 6225 Smith Avenue, Baltimore, Maryland 21209-3600 (Baltimore County), being at least eighteen years of age, acting as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND:   The name of the corporation (which is hereinafter called the “Corporation”) is:

Lumistar, Inc.

THIRD:    (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any one or more lawful businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more lawful businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

(b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

FOURTH:   The present address of the principal office of the Corporation in this State is 5000 Philadelphia Way, Lanham, Maryland 20706.

FIFTH:    The name and address of the resident agent of the Corporation in this State are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

SIXTH:   The total number of shares of capital stock of all classes which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $0.01 per share, with the par value amounting in the aggregate to $10. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 5 page document on file in this office. DATED: 10-15-10.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

By:	, Custodian

This stamp replaces our previous certification system. Effective: 6/95

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SEVENTH:    The number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

Mark McMillan

Elaine M. Brown

Gary A. Prince

EIGHTH:    (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(1)    The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(2)    To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

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(3)    The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

(4)    The provisions of Sections 3-601 to 3-604 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any “business combination” with the Corporation to the fullest extent permitted by Maryland law.

(b)   The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH:    The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on September 23, 2005.

Witness:

CUST ID: 0001673391
WORK ORDER: 0001116429
DATE: 09-23-2005 02:05 PM
AMT. PAID: $220.00

Consent of Resident Agent

THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

CSC-Lawyers Incorporating Service Company

By:	/s/ Tracy Manganelli
Printed Name: Tracy Manganelli, Authorized
Representative for CSC—Lawyers Incorporating Service Company

4

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**     ** KEEP WITH DOCUMENT **

DOCUMENT CODE 02 BUSINESS CODE 03
#					1000361991926506

Close		☐ Stock ☒	Nonstock ☐

P.A.		☐ Religious ☐

Merging (Transferor)
					ID # D10874121 ACK # 1000361991926506
					LIBER: B00858 FOLIO: 1622 PAGES: 0005
					LUMISTAR, INC.
					MAIL
					BACK

Surviving (Transferee)					09/23/2005 AT 02:05 P WO # 0001116429

					New Name

FEES REMITTED

		Base Fee:	100		☐ Change of Name
		Org. & Cap. Fee:	20		☐ Change of Principal Office
		Expedite Fee:	70		☐ Change of Resident Agent
		Penalty:			☐ Change of Resident Agent Address
		State Recordation Tax:			☐ Resignation of Resident Agent
		State Transfer Tax:			☐ Designation of Resident Agent
1		Certified Copies			and Resident Agent’s Address
		Copy Fee:	25		☐ Change of Business Code
		Certificates
		Certificate of Status Fee:			☐ Adoption of Assumed Name
		Personal Property Filings:
		Mail Processing Fee:	5
		Other:			☐ Other Change(s)

		TOTAL FEES:	220

					Code 048
Credit Card ☐ Check ☒			Cash ☐
					Attention:
	Documents on	Checks
					Mail: Name and Address

Approved By:		2			PIPER RUDNICK, LLP
					6225 SMITH AVENUE
Keyed By:				BALTIMORE	MD 21209–3600

COMMENT(S):

CERTIFIED					CUST ID: 0001673391
COPY MADE					WORK ORDER: 0001116429
					DATE: 09-23-2005 02:05 PM
					AMT. PAID: $220.00

RESIDENT AGENT’S NOTICE OF CHANGE OF ADDRESS

I certify that I, CSC-Lawyers Incorporating Service Company, am the resident agent of
& NOW YOU KNOW ENTERPRISES, LLC
(Name of Entity)
(See attached list for additional entities)
organized under the laws of	. My address as resident agent has changed from
(State)
11 East Chase Street
Baltimore, MD 21202
to	7 St. Paul Street, Suite 1660
Baltimore, MD 21202

☐ (CHECK IF APPLICABLE) The old and new addresses of the resident agent are also the old and new addresses of the principal office of this entity in Maryland.

The above named entity has been advised by me in writing of this change.

CSC-Lawyers Incorporating Service Company

Resident Agent

JOHN H. PELLETIER
Mail to:	State Department of Assessments & Taxation		ASST. VICE PRESIDENT
	301 W. Preston Street	CUST ID: 0001876809
	Room 801	WORK ORDER: 0001319847
	Baltimore, MD 21201-2395	DATE: 11-20-2006 09:24 AM
AMT. PAID: $60,000.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 10-15-13.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

By:	, Custodian

This stamp replaces our previous certification system. Effective: 6/95

RUN DATE:	11/28/2006	STATE OF MARYLAND	PROGRAM:	MASRACSC
TIME:	06.27.06	DEPARTMENT OF ASSESSMENTS AND TAXATION		PAGE 103
		MASS RESIDENT AGENT ADDRESS UPDATE
		FOR CSC-LAWYERS INCORPORATING SERVICE COMPANY

DEPT ID.	ENTITY NAME
D02983328	LPN SUB 5, INC.
D03064169	LPN SUB 6, INC.
D03064177	LPN SUB 7, INC.
D03064185	LPN SUB 8, INC.
D03064193	LPN SUB 9, INC.
Z10461242	LR PARKMAY, LLC
W07427933	LRG BROADWAY, LLC
W06634133	LRG, LLC
B07660350	LRVC BUSINESS TRUST
W11589892	LS HOLDINGS LLC
Z11459732	LT PROPCO LLC
D04435699	LTM INDUSTRIES, INC.
F06069637	LUMBER LIQUIDATORS, INC.
F04911129	LUMBERMENS LIPE AGENCY, INC.
D10874121	LUMISTAR, INC.
F06102255	LUPINI CONSTRUCTION, INC.
F10867042	LUTHERAN SENIORLIFE, INC.
F06238240	LVI ENVIRONMENTAL SERVICES, INC.
W06089908	LVM HOLDINGS, LLC
F10525152	LVKH MATCH & JEWELRY USA, INC.
W11589843	LW YOUNG, LLC
F05872676	LYKES INSURANCE, INC.
M01919851	LYNCH COVE ASSOCIATES LIMITED PARTNERSHIP
Z06673578	LYNCH MARTINEZ ARCHITECTS, L.L.C.
Z05199732	LYNCHBURG STEEL COMPANY, LLC
D05349030	LYNGSOE SYSTEMS, INC.
D10441129	LYNN SIGUENZA CORPORATION
F06467559	LYON COLLECTION SERVICES, INC.
F04609764	LYONS COMMERCIAL DATA, INC.
D06346696	M & O HOLDINGS, INC.
W07898034	M & T REALTY INVESTMENTS, LLC
W11257284	M & Z LAWN CARE, LLC
D03101185	M H SYSTEMS, INC.
F04899076	M & K III, INC.
F02040517	M V M. INC.
Z06685721	M. & M. KNOPF AUTO PARTS, L.L.C.
F06243182	M. ARTHUR OENSLER JR. & ASSOCIATES, INC.
F06278212	M.A.C. COSMETICS INC.
W11126455	M.E.T. MERCHANTS, LLC
F10711711	M.J. HECKER AND ASSOCIATES, F.C.
D10904175	M.P. GRABOWSKI INC.
W06127021	M&P CRAIN HIGHWAY LLC
Z10638054	M-CAP INSURANCE AGENCY, LLC
W11403896	M-SYSTEMS & STRATEGIES, LLC
W10369130	M/GA FIELDS ROAD LLC
W10918043	N’BEMBA REAL ESTATE INVESTMENT, LLC
F10345437	NABANAFT, INC.
W05723010	MAC ASSOCIATES, LLC
F05847686	MAC RISK MANAGEMENT, INC.
F11330323	MACANDREWS SOUTH CORPORATION
F04431144	MACDONALD, DETTWILER AND ASSOCIATES CORP.
F07854656	MACDUFF UNDERWRITERS, INC.

CORPORATE CHARTER APPROVAL SHEET

** KEEP WITH DOCUMENT **

DOCUMENT CODE 82 BUSINESS CODE
#	W11297900			1000361993931520

Close	☐ Stock ☐	Nonstock ☐

P.A.	☐ Religious ☐

Merging (Transferor)
ID # W11297900 ACK # 1000361993931520
LIBER: B01035 FOLIO: 1509 PAGES: 0186
& HOW YOU KNOW ENTERPFRISES, LLC

Surviving (Transferee)				11/20/2005 AT 09:24 A WO # 0001319847

New Name

FEES REMITTED

	Base Fee:	25		☐ Change of Name
	Org. & Cap. Fee:			☐ Change of Principal Office
	Expedite Fee:			☐ Change of Resident Agent
	Penalty:			☒ Change of Resident Agent Address
	State Recordation Tax:			☐ Resignation of Resident Agent
	State Transfer Tax:			☐ Designation of Resident Agent
	Certified Copies			and Resident Agent’s Address
	Copy Fee:			☐ Change of Business Code
Certificates
	Certificate of Status Fee:			☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
	Other:			☐ Other Change(s)

	TOTAL FEES:	25

Code 049
Credit Card ☐ Check ☐		Cash ☐
Attention:
Documents on Checks

Mail: Name and Address

Approved By:	012			CSC-LAWYERS INCORPORATING SERVICE COMPAN
7 ST. PAUL STREET, SUITE 1660
Keyed By:			BALTIMORE	MD 21202

COMMENT(S):
Stamp Work Order and Customer Number HERE

CUST ID: 0001876809
WORK ORDER: 0001319847
DATE: 11-20-2006 08:24 AM
AMT. PAID: $60,000.00